EXHIBIT 23.6

                                     Consent

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 4, 2002, with respect to the financial statements of KORONA-Haltshauswaren GmbH & Co. KG included in Amendment No. 1 (Form F-2 No. 333-76414) and Post Effective Amendment No. 6 (Form F-2 No. 333-97795) to the Registration Statement and related Prospectus of Bonso Electronics International, Inc. for the Registration of 1,817,927 shares of its common stock.


/s/ Ernst & Young

Deutsche Allgemeine Treuhand AG


Hannover, Germany
September 13, 2002